Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

IDLEAIRE TECHNOLOGIES CORPORATION
WITH RESPECT TO THE EXCHANGE OFFER
PURSUANT TO PROSPECTUS DATED          , 2007

This form must be used by holders of the 13% Senior Secured Discount Notes due 2012 (the “Outstanding Notes”) of IdleAire Technologies Corporation., a Delaware corporation (the “Issuer”), who wish to tender Outstanding Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in “Exchange Offer — Guaranteed Delivery Procedures” of the Issuer’s Prospectus, dated          , 2007 and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2007 UNLESS EXTENDED (THE “EXPIRATION DATE”).

Wells Fargo Bank, National Association, as Exchange Agent

By registered mail or certified mail:	By regular mail or overnight courier:	By Hand:

Wells Fargo Bank, N.A. MAC — N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	Wells Fargo Bank, N.A. MAC — N9303-121 Corporate Trust Operations Sixth Street & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Northstar East Building — 12th floor Corporate Trust Services 608 Second Avenue South Minneapolis, MN 55402

Facsimile (eligible institutions only):
(612) 667-4927

Telephone Inquiries:
(800) 344-5128

Delivery of this instrument to an address other than as set forth above, or transmission of instructions other than as set forth above, will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the related Letter of Transmittal.

The undersigned hereby tenders the Outstanding Notes listed below:

Certificate Number(s) (if known) of Outstanding	Aggregate Principal	Aggregate Principal
Securities or Account Number at the Book-Entry Facility	Amount Represented	Amount Tendered

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or
Authorized Signatory: _ _	Date: _ _, 2007

Address: _ _

Capacity

Name(s) of Registered Holder(s): _ _	Area Code and Telephone No. _ _

This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Address(es):

2

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC described in the Prospectus under the caption “The Exchange Offer” and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

Name of firm: _ _

Address: _ _	(Authorized Signature)

Name: _ _

(Please Print)

Title: _ _

Area Code and Tel. No. _ _	Dated: _ _, 2007

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery.  A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address as set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the related Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery.  If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature must correspond with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by the Trustee whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Outstanding Notes or signed as the name of the participant shown on DTC’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person’s authority to so act.

3. Requests for Assistance or Additional Copies.  Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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